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                                                                   EXHIBIT 23.01

INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Post-Effective Amendment (PEA) No. 4 to Registration Statement (RS) No. 333-90485 for Morgan Stanley Spectrum Currency L.P. ("Spectrum Currency") (formerly, Morgan Stanley Dean Witter Spectrum Currency L.P.), PEA No. 4 to RS No. 333-90483 for Morgan Stanley Spectrum Commodity L.P. ("Spectrum Commodity") (formerly, Morgan Stanley Dean Witter Spectrum Commodity L.P.), PEA No. 4 to RS No. 333-90475 for Morgan Stanley Spectrum Global Balanced L.P. (formerly, Morgan Stanley Dean Witter Spectrum Global Balanced L.P.), PEA No. 4 to RS No. 333-90467 for Morgan Stanley Spectrum Select L.P. (formerly, Morgan Stanley Dean Witter Spectrum Select L.P.), PEA
No. 4 to RS No. 333-90487 for Morgan Stanley Spectrum Strategic L.P. (formerly, Morgan Stanley Dean Witter Spectrum Strategic L.P.), and PEA No. 9 to RS
No. 333-68779 for Morgan Stanley Spectrum Technical L.P. (formerly, Morgan Stanley Dean Witter Spectrum Technical L.P.) (collectively, the "Partnerships") of our report dated February 16, 2001 relating to the statements of financial condition of Spectrum Currency as of December 31, 2000 and of the other above mentioned Partnerships as of December 31, 2000 and 1999, and the related statements of operations, changes in partners' capital, and cash flows for the period from July 3, 2000 (commencement of operations) to December 31, 2000 for Spectrum Currency, for the period from January 2, 1998 (commencement of operations) to December 31, 1998 and for each of the two years in the period ended December 31, 2000 for Spectrum Commodity, and for each of the three years in the period ended December 31, 2000 for the other above mentioned Partnerships appearing in the November 2001 Supplement to Prospectus dated March 23, 2001 which is a part of such Registration Statements.

We also consent to the use of our report dated January 12, 2001 relating to the statements of financial condition of Demeter Management Corporation at November 30, 2000 and 1999 appearing in the November 2001 Supplement to Prospectus dated March 23, 2001, which is part of such Registration Statements. We also consent to the reference to us under the heading "Experts" in the Prospectus dated March 23, 2001 which is incorporated by reference in such Registration Statements.

/s/ DELOITTE & TOUCHE LLP
New York, New York
November 26, 2001